RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
Sheppard, Mullin, Richter & Hampton LLP 650 Town Center Drive, 4th Floor Costa Mesa, California 92626-1993 Attn: Steven L. Satz, Esquire

THIS SPACE ABOVE FOR RECORDER’S USE

MORTGAGE WITH ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING (LEASEHOLD)
(The promissory note secured hereby provided for a fluctuating interest rate)

THIS MORTGAGE (WITH ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING) is made as of December 23, 2010 by G&E HC REIT II LAWTON MOB PORTFOLIO, LLC, a Delaware limited liability company (“Grantor”), to U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Mortgagee”). The respective addresses of Grantor and Mortgagee are set forth in Section 5.5.

THIS MORTGAGE is given, among other things, for the purpose of securing a loan (the "Loan”) from Mortgagee, as mortgagee, to Grantor, as grantor, the proceeds of which are to be used to pay, among other things, a portion of the costs of the acquisition of certain interests in real property and improvements thereon located in County of Comanche, State of Oklahoma, which real property is more particularly described in Exhibit A attached hereto and by this reference incorporated herein (the “Land”).

FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein, the receipt of which is hereby acknowledged, Grantor, as mortgagor, hereby irrevocably grants, bargains, sells, transfers, conveys and assigns to Mortgagee, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, for the benefit and security of Mortgagee, under and subject to the terms and conditions hereinafter set forth, all of Grantor’s present and future right, title and interest in and to the Land, including without limitation all of Grantor’s right, title and interest in, to and under the ground leases described in Exhibit B attached hereto and made a part herein, each of which cover part of the Land (collectively, the “Ground Lease”);

TOGETHER WITH all of Grantor’s present and future right, title and interest in any and all buildings and improvements now or hereafter erected on the Land including, without limitation, Grantor’s fee estate in said buildings and improvements and also including, without limitation, all of the fixtures, attachments, appliances, equipment, machinery, and other articles attached to said buildings and improvements (the “Improvements”), all of which are deemed and construed to be a part of the realty (the Improvements and Grantor’s interest in the Land are collectively referred to herein as the “Premises”);

TOGETHER WITH all Leases (as defined in Section 2.1 below) and all Rents (as defined in Section 2.1 below);

TOGETHER WITH all interests, estates or other claims, both in law and in equity, which Grantor now has or may hereafter acquire in the Premises;

TOGETHER WITH all right, title, and interest of Grantor in (a) the Ground Lease, (b) the property and interests in property described on Exhibit C attached hereto and incorporated herein by reference, (c) all other personal property now or hereafter owned by Grantor that is now or hereafter located on or used in connection with the Premises, (d) all other rights and interests of Grantor now or hereafter held in personal property that is now or hereafter located on or used in connection with the Premises, and (e) all proceeds thereof (such personal property and proceeds are collectively referred to in this Mortgage as the “Personal Property”);

TOGETHER WITH all easements, rights-of-way and rights now owned or hereafter acquired by Grantor used in connection with the Premises or as a means of access to the Premises, including, without limitation, all easement rights arising by virtue of the Declarations of Reciprocal Easements described in Exhibit D attached hereto and incorporated herein by this reference, and also including, without limitation, all rights pursuant to any trackage agreement and all rights to the nonexclusive use of common drive entries, and all tenements, hereditaments and appurtenances thereof and thereto, and all water and water rights and shares of stock evidencing the same;

TOGETHER WITH all leasehold estate, right, title and interest of Grantor in and to any and all leases, subleases, licenses, franchises and other agreements covering the Premises or any portion thereof now or hereafter existing or entered into, and any and all right, title and interest of Grantor thereunder including, without limitation, any and all cash or security deposits, advance rentals, and deposits or payments of similar nature;

TOGETHER WITH all right, title and interest now owned or hereafter acquired by Grantor in and to any greater estate in the Premises;

TOGETHER WITH all right, title and interest of Grantor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Premises, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Premises;

TOGETHER WITH all the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to the proceeds of insurance in effect with respect thereto, which Grantor now has or may hereafter acquire in the Premises, and any and all awards made for the taking by eminent domain, or by any proceeding of purchase in lieu thereof, of the whole or any part of the Mortgaged Property (as hereinafter defined), which Grantor has now or may hereafter acquire, including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages.

The entire estate, property and interest hereby mortgaged to Mortgagee may hereafter be collectively referred to as the “Mortgaged Property.”

FOR THE PURPOSE OF SECURING:

(a) payment of all principal, interest, prepayment fees and other charges, late charges and loan fees, and all other sums owing under or evidenced by that certain Secured Promissory Note (the "Note”) of even date herewith in the principal amount of $7,300,000.00, executed and delivered by Grantor to the order of Mortgagee pursuant to that certain Loan Agreement of even date herewith between Grantor and Mortgagee (the “Loan Agreement”), which Note and Loan Agreement and any and all modifications, extensions, renewals and replacements thereof are by this reference hereby made a part hereof;

(b) payment of all sums advanced by Mortgagee to protect the Mortgaged Property, with interest thereon from the date of the advance at the Default Rate (as defined in the Note);

(c) payment of all other sums, with interest thereon, which may hereafter be loaned to Grantor, or its successors or assigns, by Mortgagee, or its successors or assigns when evidenced by a promissory note or notes executed by Grantor reciting that they are secured by this Mortgage;

(d) performance of every obligation, covenant or agreement of Grantor contained herein and in the Loan Agreement, and all supplements, amendments and modifications thereto and all extensions and renewals thereof;

(e) performance of every obligation, covenant and agreement of Grantor contained in any agreement now or hereafter executed by Grantor which recites that the obligations thereunder are secured by this Mortgage;

(f) compliance with and performance of each and every material provision of any declaration of covenants, conditions and restrictions pertaining to the Mortgaged Property or any portion thereof; and

(g) all present and future debts, obligations and liabilities of Grantor (or any Affiliate of Grantor) under or relating to any and all present and future Swap Transactions and Swap Contracts which Grantor (or any Affiliate of Grantor) elects to enter into with Mortgagee or any Affiliate of Mortgagee in connection with or relating to the Loan, heretofore, now, or hereafter made, incurred, or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

Notwithstanding the above or anything in this Mortgage to the contrary, however, this Mortgage shall not secure (i) Grantor’s obligations under the Unsecured Environmental Indemnity (as defined in the Loan Agreement), (ii) any third party guaranty of the Loan or Grantor’s obligations under the Loan Documents, or (iii) any other Loan Document that specifically states that it is not secured by this Mortgage. All initially capitalized terms used herein without definition are as defined in the Loan Agreement. The rate of interest of the obligation secured hereunder may vary from time to time.

TO PROTECT THE SECURITY OF THIS MORTGAGE, GRANTOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

ARTICLE I
COVENANTS AND AGREEMENTS OF GRANTOR

1.1 Payment of Secured Obligations. Grantor shall pay when due the principal of and the interest on the indebtedness evidenced by the Note; all charges, fees and other sums as provided in the Loan Documents (including, without limitation, any prepayment fee); the principal of and interest on any future advances secured by this Mortgage; and the principal of and interest on any other indebtedness secured by this Mortgage.

1.2 Maintenance, Repair, Alterations, and Compliance with Laws. Grantor shall keep the Mortgaged Property to be kept in good condition and repair; Grantor shall not remove, demolish or substantially alter any of the Improvements (subject to the rights of tenants under existing tenant leases) except upon the prior written consent of Mortgagee; Grantor shall complete or cause to be completed promptly and in a good and workmanlike manner any Improvement which may be now or hereafter constructed on the Land and promptly restore in like manner any portion of the Improvements which may be damaged or destroyed thereon from any cause whatsoever, and pay or cause to be paid when due all claims for labor performed and materials furnished therefor; Grantor shall comply with all applicable laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Mortgaged Property or any part thereof or requiring any alterations or improvements, and the requirements of insurance companies and any bureau or agency which establishes standards of insurability; Grantor shall not commit or permit any waste or deterioration of the Mortgaged Property, and shall keep and maintain or cause to be kept and maintained abutting grounds, sidewalks, roads, parking and landscape areas in good and neat order and repair; Grantor shall not commit, suffer or permit any act to be done in or upon the Mortgaged Property in violation of any law, ordinance or regulation; and Grantor shall do or cause to be done all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to maintain and preserve its value. Grantor shall not apply for, willingly suffer or permit any change in zoning, subdivision, or land use regulations affecting the Premises without the consent of Mortgagee. Grantor shall not drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Mortgaged Property or any part thereof without first obtaining Mortgagee’s written consent.

1.3 Required Insurance. Grantor shall at all times provide, maintain and keep in force or cause to be provided, maintained and kept in force, at no expense to Mortgagee, all policies of insurance that are required pursuant to the Loan Agreement or other Loan Documents, or that are otherwise reasonably required by Mortgagee. The insurers, coverages, endorsements, certificates, liability limits and all other matters relating to such insurance policies shall be subject to the requirements set forth in Exhibit “B” to the Loan Agreement which is incorporated herein by this reference.

1.4 Delivery of Policies, Payment of Premiums.

(a) At Mortgagee’s option all policies of insurance must either have attached thereto a Mortgagee’s loss payable endorsement for the benefit of Mortgagee in form satisfactory to Mortgagee or must name Mortgagee as an additional insured (in each case, in accordance with the requirements of the Loan Agreement). At Mortgagee’s option, Grantor shall furnish Mortgagee with an original of all policies of insurance required under Section 1.3 above or a certificate of insurance for each required policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number and the period of coverage (and subject to any further requirements set forth in the Loan Agreement). If Mortgagee consents, Grantor may provide any of the required insurance through blanket policies carried by Grantor and covering more than one location, or by policies procured by a party holding under Grantor; provided, however, all such policies must be in form and substance and issued by companies reasonably satisfactory to Mortgagee. At least thirty (30) days prior to the expiration of each required policy, Grantor shall deliver to Mortgagee evidence satisfactory to Mortgagee of the payment of premium and the renewal or replacement of such policy continuing insurance in the form required by this Mortgage. All such policies must contain a provision that, notwithstanding any contrary agreement between Grantor and an insurance company, such policies will not be cancelled, allowed to lapse without renewal, surrender, reduced in scope or limits of coverage or otherwise materially amended, without at least thirty (30) days’ prior written notice to Mortgagee.

(b) In the event Grantor fails to provide, maintain, keep in force or deliver to Mortgagee the policies of insurance required by this Mortgage or by any Loan Document, Mortgagee may (but has no obligation to) procure such insurance or single-interest insurance for such risks covering Mortgagee’s interest, and Grantor will pay all premiums thereon promptly upon demand by Mortgagee, and until such payment is made by Grantor, the amount advanced by Mortgagee with respect to all such premiums will bear interest at the Default Rate. After the occurrence of an Event of Default (as defined below) (whether or not such Event of Default is subsequently cured), upon request by Mortgagee, Grantor shall deposit with Mortgagee an initial cash reserve in an amount equal to one-half (1/2) of the estimated aggregate annual insurance premiums on all policies of insurance required by this Mortgage and thereafter continue to deposit with Mortgagee, in monthly installments, an amount equal to one-twelfth (1/12) of the estimated aggregate annual insurance premiums on all policies of insurance required by this Mortgage. In such event Grantor further agrees to cause all bills, statements or other documents relating to the foregoing insurance premiums to be sent or mailed directly to Mortgagee. Upon receipt of such bills, statements or other documents evidencing that a premium for a required policy is then payable, and providing Grantor has deposited sufficient funds with Mortgagee pursuant to this Section 1.4, Mortgagee shall timely pay such amounts as may be due thereunder out of the funds so deposited with Mortgagee. If at any time and for any reason the funds deposited with Mortgagee are or will be insufficient to pay such amounts as may be then or subsequently due, Mortgagee shall notify Grantor and Grantor shall immediately deposit an amount equal to such deficiency with Mortgagee. Notwithstanding the foregoing, nothing contained herein will cause Mortgagee to be obligated to pay any amounts in excess of the amount of funds deposited with Mortgagee pursuant to this Section 1.4, nor will anything contained herein modify the obligation of Grantor set forth in Section 1.3 hereof to maintain and keep such insurance in force at all times. Mortgagee may commingle said reserve with its own funds and Grantor will be entitled to no interest thereon. Mortgagee shall pay such charges for insurance when the amount on deposit with Mortgagee is sufficient to pay such charges and Lender has received a bill for such charges.

1.5 Casualties; Insurance Proceeds. Grantor shall give prompt written notice to Mortgagee after the occurrence of any casualty to or in connection with the Mortgaged Property or any part thereof, whether or not covered by insurance. In the event of such casualty, all proceeds of insurance must be payable to Mortgagee, and Grantor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Mortgagee. If Grantor receives any proceeds of insurance resulting from such casualty, Grantor shall promptly pay over such proceeds to Mortgagee. Mortgagee is hereby authorized and empowered by Grantor to settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance. In the event of any damage or destruction of the Premises, Mortgagee shall apply all loss proceeds remaining after deductions of all expenses of collection and settlement thereof, including, without limitation, reasonable attorneys’ and adjustors’ fees and expenses, to the restoration of the Improvements but only as repairs or replacements are effected and continuing expenses become due and payable; provided that the following conditions are met: (a) no Event of Default exists; (b) the Loan is in Balance (taking into account all costs of reconstruction and the amount of the loss proceeds, if any, the amount of operating expenses and interest that will accrue under the Note, and any additional funds deposited by Grantor with Mortgagee to pay for such costs of reconstruction); (c) Mortgagee has determined, in its sole discretion, that the damage or destruction can be repaired and that the damaged portion of the Improvements can be completed according to the requirements of the Loan Agreement; (d) Mortgagee and all applicable governmental authorities have approved the final plans and specifications for reconstruction of the damaged portion of the Improvements; (e) Mortgagee has approved, for the reconstruction of the damaged portion of the Improvements, in its sole discretion, the budget, the construction schedule and the construction contract; and (f) Mortgagee has determined, in its sole discretion, that after the reconstruction work is completed, the value of the Project will not be less than the original appraised value of the Project, as approved by Mortgagee. If any one or more of such conditions set forth herein have not been met, Mortgagee will not be obligated to make any further disbursements pursuant to the Loan Agreement, and Mortgagee shall apply all loss proceeds, after deductions as herein provided, to the repayment of the outstanding balance of the Note, together with all accrued interest thereon, in such order as Mortgagee may elect, notwithstanding that the outstanding balance may not be due and payable. Nothing herein contained will be deemed to excuse Grantor from repairing or maintaining the Mortgaged Property as provided in Section 1.2 hereof or restoring all damage or destruction to the Mortgaged Property, regardless of whether or not there are insurance proceeds available to Grantor or whether any such proceeds are sufficient in amount (provided Mortgagee makes such proceeds available to Grantor for such purpose), and the application or release by Mortgagee of any insurance proceeds will not cure or waive any default or notice of default under this Mortgage or invalidate any act done pursuant to such notice.

1.6 Assignment of Policies Upon Foreclosure. In the event of foreclosure of this Mortgage or other transfer of title or assignment of the Mortgaged Property in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Grantor in and to all policies of insurance required by Section 1.3 will inure to the benefit of and pass to the successor in interest to Grantor or the purchaser or grantee of the Mortgaged Property.

1.7 Indemnification; Subrogation; Waiver of Offset.

(a) If Mortgagee is made a party to any litigation concerning the Note, this Mortgage, any of the Loan Documents, the Mortgaged Property or any part thereof or interest therein, or the occupancy of the Mortgaged Property by Grantor, then Grantor shall indemnify, defend and hold Mortgagee harmless from all liability by reason of said litigation, including reasonable attorneys’ fees and third party expenses actually incurred by Mortgagee as a result of any such litigation, whether or not any such litigation is prosecuted to judgment. However, Grantor will not be obligated to indemnify, defend and hold Mortgagee harmless from any claims which arise solely out of the gross negligence or willful misconduct of Mortgagee. Mortgagee may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Grantor, Grantor shall pay Mortgagee reasonable attorneys’ fees and third party expenses actually incurred by Mortgagee, whether or not an action is actually commenced against Grantor by reason of its breach. This Section 1.7 will not apply to any matters covered by the Unsecured Environmental Indemnity.

(b) Grantor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Grantor, the Mortgaged Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of this Mortgage.

(c) Except as otherwise provided herein and/or in any other Loan Documents, all sums payable by Grantor pursuant to this Mortgage must be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Grantor hereunder will in no way be released, discharged or otherwise affected by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Property or any part thereof; (ii) any restriction or prevention of or interference by any third party with any use of the Mortgaged Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Premises or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Mortgagee, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagee, or by any court, in any such proceeding; (v) any claim which Grantor has or might have against Mortgagee; (vi) any default or failure on the part of Mortgagee to perform or comply with any of the terms hereof or of any other agreement with Grantor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Grantor has notice or knowledge of any of the foregoing. Except as expressly provided herein and/or in any other Loan Document, Grantor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Grantor.

1.8 Taxes and Impositions.

(a) Grantor shall pay, or cause to be paid prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including, without limitation, nongovernmental levies or assessments such as maintenance charges, levies or charges resulting from covenants, conditions and restrictions affecting the Mortgaged Property, which are assessed or imposed upon the Mortgaged Property, or become due and payable, and which create, may create or appear to create a lien upon the Mortgaged Property, or any part thereof, or upon any person, property, equipment or other facility used in the operation or maintenance thereof (all the above collectively hereinafter referred to as “Impositions”); provided, however, that if, by law any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Grantor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

(b) If at any time after the date hereof there is assessed or imposed (i) a tax or assessment on the Mortgaged Property in lieu of or in addition to the Impositions payable by Grantor pursuant to Section 1.8(a), or (ii) a license fee, tax or assessment imposed on Mortgagee and measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby, then all such taxes, assessments or fees will be deemed to be included within the term “Impositions” as defined in Section 1.8(a) and Grantor shall pay and discharge the same as herein provided with respect to the payment of Impositions. If Grantor fails to pay or cause to be paid such Impositions prior to delinquency or if Grantor is prohibited by law from paying such Impositions, Mortgagee may at its option declare all obligations secured hereby together with all accrued interest thereon, immediately due and payable. Anything to the contrary herein notwithstanding, Grantor will have no obligation to pay any franchise, estate, inheritance, income, excess profits or similar tax levied on Mortgagee or on the obligations secured hereby.

(c) Subject to the provisions of Section 1.8(d) and upon request by Mortgagee, Grantor shall deliver to Mortgagee before any such Imposition is due and payable official receipts of the appropriate taxing authority, or other proof reasonably satisfactory to Mortgagee, evidencing the payment thereof.

(d) Grantor has the right before any delinquency occurs to contest or object to the amount or validity of any such Imposition by appropriate proceedings, but this will not be deemed or construed in any way as relieving, modifying or extending Grantor’s covenant to pay any such Imposition at the time and in the manner provided in this Section 1.8, unless Grantor has given prior written notice to Mortgagee of Grantor’s intent to so contest or object to an Imposition, and unless, at Mortgagee’s sole option, (i) Grantor demonstrates to Mortgagee’s reasonable satisfaction that the proceedings to be initiated by Grantor will conclusively operate to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (ii) Grantor furnishes a good and sufficient bond or surety if requested in writing by and reasonably satisfactory to Mortgagee; or (iii) Grantor demonstrates to Mortgagee’s reasonable satisfaction that Grantor has provided as good and sufficient undertaking as may be required or permitted by law to accomplish a stay of any such sale.

(e) After the occurrence of an Event of Default (whether or not such Event of Default is subsequently cured), upon request by Mortgagee, Grantor shall pay to Mortgagee an initial cash reserve in an amount equal to one-half (1/2) of all Impositions for the ensuing tax fiscal year and shall thereafter continue to deposit with Mortgagee, in monthly installments, an amount equal to one-twelfth (1/12) of the sum of the annual Impositions reasonably estimated by Mortgagee, for the purpose of paying the installment of Impositions next due on the Mortgaged Property (funds deposited for this purpose will hereinafter be referred to as “Impounds”). In such event Grantor further agrees to cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to Mortgagee. Upon receipt of such bills, statements or other documents, and providing Grantor has deposited sufficient Impounds with Mortgagee pursuant to this Section 1.8(e), Mortgagee shall timely pay such amounts as may be due thereunder out of the Impounds so deposited with Mortgagee. If at any time and for any reason the Impounds deposited with Mortgagee are or will be insufficient to pay such amounts as may then or subsequently be due, Mortgagee may, at its option, notify Grantor and upon such notice Grantor shall deposit promptly an amount equal to such deficiency with Mortgagee. Notwithstanding the foregoing, nothing contained herein will cause Mortgagee to be obligated to pay any amounts in excess of the amount of funds deposited with Mortgagee pursuant to this Section 1.8(e). Mortgagee may commingle Impounds with its own funds and will not be obligated to pay or allow any interest on any Impounds held by Mortgagee pending disbursement or application hereunder. Mortgagee may reserve for future payment of Impositions such portion of the Impounds as Mortgagee may in its absolute discretion deem proper. Should Grantor fail to deposit with Mortgagee (exclusive of that portion of said payments that has been applied by Mortgagee upon any indebtedness or obligation secured hereby) sums sufficient to fully pay such Impounds at least fifteen (15) days before delinquency thereof, Mortgagee may, at Mortgagee’s election, but without any obligation to do so, advance any amounts required to make up the deficiency, which advances, if any, will be secured hereby and will be repayable to Mortgagee as herein elsewhere provided, or Mortgagee may, at its option and without making any advance notice whatever, apply any Impounds held by it upon any indebtedness or obligation secured hereby in such order as Mortgagee may determine, notwithstanding that said indebtedness or the performance of said obligation may not yet be due according to the terms thereof. Upon the occurrence of an Event of Default, Mortgagee may, at any time at Mortgagee’s option, apply any sums or amounts in its hands received pursuant to Sections 1.4(b) and 1.8(e) hereof, or as rents or income of the Mortgaged Property or otherwise, to any indebtedness or obligation of Grantor secured hereby in such manner and order as Mortgagee may elect, notwithstanding said indebtedness or the performance of said obligation may not yet be due according to the terms thereof. The receipt, use or application of any such Impounds paid by Grantor to Mortgagee hereunder will not be construed to affect the maturity of any indebtedness secured by this Mortgage or any of the rights or powers of Mortgagee under the terms of the Loan Documents or any of the obligations of Grantor or any guarantor under the Loan Documents.

(f) Grantor shall not initiate or affirmatively consent to the joint assessment of any real and personal property which may constitute all or a portion of the Mortgaged Property or initiate or affirmatively consent to any other procedure whereby the lien of the real property taxes and the lien of the personal property taxes will be assessed, levied or charged to the Mortgaged Property as a single lien.

(g) Upon the request of Mortgagee, Grantor shall promptly cause to be furnished to Mortgagee, at Grantor’s expense, a tax reporting service covering the Mortgaged Property of the type, duration and with a company satisfactory to Mortgagee.

1.9 Utilities. Grantor shall pay or shall cause to be paid when due all utility charges that are incurred by Grantor for the benefit of the Mortgaged Property or that may become a charge or lien against the Mortgaged Property for gas, electricity, water or sewer services furnished to the Mortgaged Property and all other assessments or charges of a similar nature, whether public or private, affecting or related to the Mortgaged Property or any portion thereof, whether or not such taxes, assessments or charges are or may become liens thereon.

1.10 Actions Affecting Mortgaged Property. Grantor shall give Mortgagee prompt written notice of the assertion of any claim with respect to, or the filing of any action or proceeding purporting to affect the Mortgaged Property, the security hereof or the rights or powers of Mortgagee. Grantor shall appear in and contest any such action or proceeding and shall pay all costs and expenses, including cost of evidence of title and reasonable attorneys’ fees, in any such action or proceeding in which Mortgagee or Trustee may appear.

1.11 Actions By Trustee or Mortgagee to Preserve Mortgaged Property. If Grantor fails to make or cause to be made any payment or to do or cause to be done any act as and in the manner provided in any of the Loan Documents, Mortgagee, in its discretion, without obligation so to do, without releasing Grantor from any obligation, and without notice to or demand upon Grantor, may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof. In connection therewith (without limiting their general powers, whether conferred herein, in other Loan Documents or by law), Mortgagee has and is hereby given the right, but not the obligation, (i) to enter upon and take possession of the Mortgaged Property; (ii) to make additions, alterations, repairs and improvements to the Mortgaged Property that they or either of them may consider reasonably necessary or proper to keep the Mortgaged Property in good condition and repair; (iii) to appear and participate in any action or proceeding affecting or that may affect the security hereof or the rights or powers of Mortgagee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt that in the judgment of either may affect or appears to affect the security of this Mortgage or be prior or superior hereto; and (v) in exercising such powers, to pay necessary and reasonable expenses, including attorneys’ fees and costs or other necessary or desirable consultants. Grantor shall, immediately upon demand therefor by Mortgagee, pay to Mortgagee an amount equal to all respective costs and expenses reasonably incurred by such party in connection with the exercise by Mortgagee of the foregoing rights, including, without limitation, costs of evidence of title, court costs, appraisals, surveys and receiver’s, and reasonable attorneys’ fees, together with interest thereon from the date of such expenditures at the Default Rate.

1.12 Transfer of Mortgaged Property Or Ownership Interests by Grantor. In order to induce Mortgagee to make the loan secured hereby, Grantor agrees that, in the event of any “transfer” (as defined below), without the prior written consent of Mortgagee, Mortgagee has the absolute right at its option, without prior demand or notice, to declare all sums secured hereby immediately due and payable. Consent to one such transfer will not be deemed to be a waiver of the right to require consent to future or successive transfers. Mortgagee may grant or deny such consent in its sole discretion, and may impose any conditions to such consent in its sole discretion (including, without limitation, changes to the terms of the loan and the imposition of fees) and, if consent should be given, any such transfer will be subject to this Mortgage, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption will not, however, release Grantor or any maker or guarantor of the Note from any liability thereunder without the prior written consent of Mortgagee. As used herein, “transfer” includes the direct or indirect sale, agreement to sell, transfer, conveyance, pledge, mortgage, encumbrance, lien, collateral assignment or hypothecation of the Mortgaged Property, or any portion thereof or interest therein (other than the Permitted Encumbrances), whether voluntary, involuntary, by operation of law or otherwise, the execution of any installment land sale contract or similar instrument affecting all or a portion of the Mortgaged Property, or the lease of all or substantially all of the Mortgaged Property (excluding, however, any leases entered into in accordance with the requirements of Section 5.9 of the Loan Agreement, and any other transfers that are specifically permitted by the terms of the Loan Agreement). The term “transfer” also includes the direct or indirect transfer, assignment, withdrawal, hypothecation or conveyance of legal or beneficial ownership of any membership, partnership, stock or other ownership interest (an “ownership interest”) that results in a change in control of Grantor or in any member or partner of Grantor (excluding, however, transfers of stock or limited partnership interests in a publicly traded company, or a change in control of a publicly traded company).

Grubb & Ellis Healthcare REIT II Holdings, LP, a Delaware limited partnership (together with any successors in interest as provided herein, “G&E Holdings”) will own, directly or indirectly, at least fifty-one percent (51%) of the membership interests in Grantor (referred to below as “G&E SPE”). Grubb & Ellis Healthcare REIT II, Inc., a Maryland corporation (together with any successors in interest as provided herein, “G&E REIT”), is the General Partner of G&E Holdings.

Notwithstanding anything to the contrary in any Loan Document, no consent of or notice to Mortgagee shall be required in connection with, and the Mortgagee agrees that it expressly consents to, the following:

(i) the transfer of membership interests in G&E SPE as long as G&E Holdings or an affiliate of G&E Holdings continues to own, directly or indirectly, at least fifty-one percent (51%) of the membership interests in G&E SPE;

(ii) the transfer or issuance of securities or shares of G&E REIT involving forty-nine percent (49%) or less of the securities or shares of G&E REIT in a single transaction or coordinated series of transactions;

(iii) the transfer of not more than forty-nine percent (49%) of the limited partnership interests in G&E Holdings, provided that G&E REIT remains the sole general partner of G&E Holdings; and

(iv) so long as the Post-Merger Requirements are satisfied, after the closing of such a transaction, any merger of G&E REIT so long as G&E REIT is the surviving entity.

For purposes of this Section 1.12, “Post-Merger Requirements” shall mean the following requirements: (A) G&E REIT is the sole general partner G&E Holdings; and (B) G&E REIT shall continue to be in compliance with any financial covenant or other covenant or obligation set forth in the Guaranty.

The transfers permitted by the foregoing subsections (i) – (iv) shall be referred to collectively as “Permitted Transfers.”

1.13 Full Performance Required; Survival of Warranties. All representations, warranties and covenants of Grantor contained in any loan application or made to Mortgagee in connection with the loan secured hereby or contained in the Loan Documents or incorporated by reference therein, will survive the execution and delivery of this Mortgage and will remain continuing obligations, warranties and representations of Grantor so long as any portion of the obligations secured by this Mortgage remains outstanding.

1.14 Eminent Domain. If any proceeding or action is commenced for the taking of the Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise, or if the same is taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Grantor receive any notice or other information regarding such proceeding, action, taking or damage, Grantor shall give prompt written notice thereof to Mortgagee. Mortgagee is entitled at its option, without regard to the adequacy of its security, to commence, appear in and prosecute in its own name any such action or proceeding. Mortgagee is also entitled to make any compromise or settlement in connection with such taking or damage. All compensation, awards, damages, rights of action and proceeds awarded to Grantor by reason of any such taking or damage to the Premises or any part thereof or any interest therein for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (the "Condemnation Proceeds”) are hereby assigned to Mortgagee and Grantor agrees to execute such further assignments of the Condemnation Proceeds as Mortgagee may require. After deducting therefrom all costs and expenses actually incurred (regardless of the particular nature thereof and whether incurred with or without suit), including reasonable attorneys’ fees, incurred by it in connection with any such action or proceeding, Mortgagee shall apply all such Condemnation Proceeds to the restoration of the Improvements (other than Condemnation Proceeds attributable to temporary use or occupancy which may be applied, at Mortgagee’s option, to installments of principal and interest and other charges due under the Note and other Loan Documents when the same become due and payable) provided that:

(a) the taking or damage will not, in Mortgagee’s reasonable judgment, materially impair the security for the Loan; and

(b) all conditions set forth in Section 1.5 are met.

If all of the above conditions are met, Mortgagee shall disburse the Condemnation Proceeds in accordance with the Loan Agreement and only as repairs or replacements are effected and continuing expenses become due and payable. If any one or more of the above conditions are not met, Mortgagee shall apply all of the Condemnation Proceeds, after deductions as herein provided, to the repayment of the outstanding balance of the Note, together with all accrued interest thereon, in such order as Mortgagee may elect, notwithstanding that said outstanding balance may not be due and payable, and Mortgagee will have no further obligation to make disbursements pursuant to the Loan Agreement or the other Loan Documents. If the Condemnation Proceeds are not sufficient to repay the Note in full, Grantor shall promptly following written request pay any remaining balance, together with all accrued interest thereon. Application or release of the Condemnation Proceeds as provided herein will not cure or waive any default or notice of default hereunder or under any other Loan Document or invalidate any act done pursuant to such notice.

1.15 Additional Security. No other security now existing, or hereafter provided, to secure the obligations secured hereby will be impaired or affected by the execution of this Mortgage; and any and all additional security will be taken, considered and held as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of the time of payment of the indebtedness will not diminish the force, effect or lien of this Mortgage and will not affect or impair the liability of any maker, surety or endorser for the payment of said indebtedness. If Mortgagee at any time holds additional security for any of the obligations secured hereby, Mortgagee may enforce the sale thereof or otherwise realize upon the same, at its option, either before, concurrently, or after a sale is made hereunder.

1.16 [Intentionally Deleted]

1.17 Successors and Assigns. This Mortgage applies to, inures to the benefit of (subject, however, to all restrictions on transfer provided in Section 1.12) and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term “Mortgagee” means the owner and holder of the Note, whether or not named as Mortgagee herein. This Section 1.17 will not be deemed a waiver of the provisions of Section 1.12 hereof.

1.18 Inspections. Subject to the rights of tenants under existing tenant leases, Mortgagee, or its agents, representatives or workers, are authorized to enter at any reasonable time, upon at least two (2) business days prior written notice (unless an emergency or Event of Default exists, in such case not prior written notice is required) upon or in any part of the Mortgaged Property for the purpose of inspecting the same and for the purpose of performing any of the acts it is authorized to perform hereunder or under the terms of any of the Loan Documents.

1.19 Liens. Grantor shall pay and promptly discharge or cause to be paid and promptly discharged, at Grantor’s cost and expense, all liens, encumbrances and charges (collectively, "Liens”) upon the Mortgaged Property, or any part thereof or interest therein; provided, however, that Grantor has the right to contest in good faith and with reasonable diligence the validity of any such Liens, and pending such contest Grantor shall not be deemed in default hereunder if Grantor, within ten (10) days of Mortgagee’s request, obtains an appropriate surety bond and takes all other actions required to remove and release such Lien as an encumbrance against all and any portion of the Mortgaged Property; provided, further, however, Mortgagee will not be required to make any further disbursements of the Loan until all such Liens have been removed as encumbrances against all and any portion of the Mortgaged Property, and have been insured against by the Title Company to Mortgagee’s satisfaction. In the case of stop notices, Grantor has the right to contest, in good faith and with reasonable diligence, the validity of any stop notice, provided Grantor has filed with Mortgagee a bond in form and amount sufficient to release such stop notice. Grantor shall cause any such stop notice to be released within ten (10) days of Mortgagee’s request, and, without limiting the foregoing, Mortgagee shall have no obligation to make any further disbursements of the Loan until all stop notices have been fully released or discharged. Notwithstanding the foregoing or anything else contained in this Agreement which may be construed to the contrary, in the event that any action or other proceeding is instituted to enforce or foreclose any Lien against any of the Mortgaged Property, the Grantor shall immediately (and in any event within three days of request by Mortgagee, or five days prior to any scheduled foreclosure sale, whichever is sooner) make such payments, obtain such surety bonds and/or take such other action as the Mortgagee may, in its sole discretion, require in order to release the Lien. If Grantor fails to remove and discharge any such Lien or stop notice as required above, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, but is not obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien or stop notice by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or by procuring such discharge in such manner as is or may be prescribed by law. Grantor shall, promptly upon written demand therefor by Mortgagee, pay to Mortgagee an amount equal to all costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing right to discharge any such Lien or stop notice together with interest thereon from the date of such expenditure at the Default Rate.

1.20 [Intentionally Deleted]

1.21 Mortgagee’s Powers. Without affecting the liability of any other person liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of all unpaid obligations, Mortgagee may, from time to time and without notice (i) release any person so liable, (ii) extend the maturity or alter any of the terms of any such obligation, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, (vi) make compositions or other arrangements with debtors in relation thereto; (vii) consent in writing to the making of any map or plat thereof, (viii) join in granting any easement thereon, or (ix) join in any declaration of restrictions, any extension agreement or any agreement subordinating the lien or charge hereof.

1.22 Financial Statements. Grantor shall deliver to Mortgagee copies of such financial statements, balance sheets, profit and loss statements, operating statements, income and expense statements and other financial information in reasonable detail and at the times required by the Loan Agreement. All such statements must be prepared in accordance with the requirements of the Loan Agreement and Mortgagee has the right to audit and inspect all books and records relating thereto.

1.23 Trade Names. At the written request of Mortgagee, Grantor shall execute a certificate in form satisfactory to Mortgagee listing the trade names or fictitious business names under which Grantor intends to operate the Mortgaged Property or any business located thereon and representing and warranting that Grantor does business under no other trade names or fictitious business names with respect to the Mortgaged Property. Thereafter, Grantor shall promptly notify Mortgagee in writing of any change in said trade names or fictitious business names, and will, upon written request of Mortgagee, execute any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.

1.24 Leasehold. If a leasehold estate constitutes a portion of the Mortgaged Property, Grantor agrees not to amend, change, terminate or modify such leasehold estate or any interest therein without the prior written consent of Mortgagee. Consent to one amendment, change, agreement or modification will not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. Grantor shall perform all of its applicable obligations and agreements under said leasehold and shall not take any action or omit to take any action which would effect or permit the termination of said leasehold. Grantor agrees to promptly notify Mortgagee in writing with respect to any default or alleged default by any party thereto and to deliver to Mortgagee copies of all notices, demands, complaints or other communications received or given by Grantor with respect to any such default or alleged default. Mortgagee has the option to cure any such default and to perform any or all of Grantor’s obligations thereunder. All sums expended by Mortgagee in curing any such default will be secured hereby and will be promptly due and payable following written request therefor and will bear interest from date of expenditure at the Default Rate.

ARTICLE II
ASSIGNMENT OF RENTS AND LEASES

2.1 Assignment. Grantor does hereby absolutely, unconditionally and irrevocably grant, convey, assign, transfer and set over unto Mortgagee the following, as security for the payment and performance of the obligations secured by this Mortgage:

(a) all rights, title, interests, estates, powers, privileges, options and other benefits of Grantor in, to and under any and all leases, subleases, licenses, concessions, tenancies and any other agreements creating the right of possession without a transfer of title, whether oral or written, and whether now or hereafter existing, which cover or affect all or any portion of the Premises, together with all renewals, extensions, modifications, amendments, guaranties, subleases and assignments thereof (herein collectively referred to as the “Leases”); and

(b) all of the rents, income, receipts, revenues, issues, profits and other sums of money (hereinafter collectively called the “Rents”) that are now and/or at any time hereafter become due and payable to Grantor under the terms of the Leases or arising or issuing from or out of the Leases or from or out of the Premises or any part thereof, including but not limited to minimum rents, additional rents, percentage rents, deficiency rents and liquidated damages following default, security deposits, advance rents, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Premises and all of Grantor’s rights to recover monetary amounts from any lessee in bankruptcy, conservatorship, receivership or similar proceeding including, without limitation, rights of recovery for use and occupancy and damage claims arising out of lease defaults, including rejections, disaffirmances, repudiations, and similar actions, under the Federal Bankruptcy Code, the Federal Deposit Insurance Act and other statutes governing the rights of creditors, including specifically the immediate and continuing right to collect and receive each and all of the foregoing.

2.2 Grantor hereby represents and warrants unto Mortgagee that: (i) Grantor is the sole owner of the entire lessor’s interest in the Leases and has good title and good right to assign the Leases and Rents hereby assigned and no other person or entity has any right, title or interest therein; (ii) Grantor has duly and punctually performed all of the terms, covenants, conditions and warranties of the Leases that were to be kept, observed and performed by it to date; (iii) Grantor has not at any time prior to the date hereof exercised any right to subordinate any Lease to any Mortgage or mortgage or any other encumbrance of any kind; (iv) Grantor has not executed any prior assignments of the Leases or the Rents; (v) no Rents owing under any existing Lease for any period subsequent to the date hereof (other than the first month’s rent or the current month’s rent) has been collected in advance; (vi) Grantor has not performed any act or executed any other instrument which might prevent Mortgagee from enjoying and exercising any of its rights and privileges evidenced hereby; and (vii) except as disclosed to Mortgagee in writing, each of the existing Leases are valid and subsisting and in full force and effect and unmodified, there exists no defense, counterclaim or set-off to the payment of the Rents thereunder, there are no defaults now existing thereunder and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default.

2.3 Grantor agrees that, so long as the indebtedness evidenced by the Note or any part thereof or any other indebtedness secured by this Mortgage shall remain unpaid, Grantor shall not (and any such actions taken by Grantor in violation of the following provisions shall be null and void), unless Mortgagee consents thereto in advance in writing in Mortgagee’s sole discretion or such action is expressly permitted by the Loan Agreement or leasing guidelines promulgated by Mortgagee: (i) enter into any Lease covering any portion of the Premises, nor renew or extend the term of any Lease (unless an option therefor was originally reserved by the lessee in the Lease), or relocate or expand the floor space of any lessee under a Lease within the Premises (unless an option therefor was originally reserved by the lessee in the Lease); (ii) make any assignment, pledge or disposition of the Leases or the Rents; (iii) subordinate any of the Leases to any Mortgage or mortgage or any other encumbrance of any kind or permit, consent or agree to such subordination; (iv) reduce the Rents payable under any of the Leases, nor modify, alter or amend any of the Leases or waive, excuse, condone, discount, set off, compromise or in any manner release or discharge any lessee under any Lease of and from any obligations, covenants, conditions and agreements to be kept, observed and performed by such lessee, including the obligation to pay the Rents thereunder in the manner and at the place and time specified therein; (v) incur any indebtedness to a lessee under or guarantor of any Lease which may under any circumstance be used as an offset against the Rents or other payments due under said Lease; (vi) exercise any option required or permitted by the terms of any of the Leases without the prior written consent of Mortgagee; (vii) receive or collect any Rents from any present or future lessee of the Premises or any part thereof for a period of more than one month in advance of the date on which such payment is due; (ix) cancel or terminate any of the Leases, accept a surrender thereof, commence an action of ejectment or any summary proceedings for dispossession of a lessee under any of the Leases, or convey or transfer or suffer or permit a conveyance or transfer of the premises demised thereby or of any interest therein so as to effect directly or indirectly, proximately or remotely, a merger of the estates and rights of, or a termination or diminution of the obligations of any lessee thereunder; (x) consent to an assignment or sublease of the interest and estate of any lessee under any of the Leases, whether or not in accordance with its terms, but such covenant shall not apply to any subleases by Ground Lessor as tenant under a Master Lease or Grantor’s grant of consent thereto; or (xi) modify or change the terms of any guaranty of any of the Leases or cancel or terminate such guaranty.

2.4 Grantor covenants with Mortgagee, for so long as the indebtedness evidenced by this Note or any part thereof or any other indebtedness secured by this Mortgage shall remain unpaid, that Grantor shall: (i) observe and perform duly and punctually all the obligations imposed upon any lessor under the Leases and not to do or permit to be done anything to impair the value thereof; (ii) enforce the performance of each and every term, provision, covenant, agreement and condition in the Leases to be performed by any lessee thereunder; (iii) appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with any of the Leases, or the obligations, liabilities or duties of Grantor or any lessee under the Leases and, upon request by Mortgagee, to make appearance in the name and on behalf of Mortgagee, but at the expense of Grantor; (iv) exercise any option or election contained in or relating to any of the Leases which Mortgagee shall require; (v) deliver to Mortgagee executed copies of any and all Leases, renewals and extensions of existing Leases and any and all subsequent Leases upon all or any part of the Premises; (vi) deliver to Mortgagee, promptly upon request by Mortgagee, duly executed tenant estoppel certificates with respect to Leases designated by Mortgagee; (vii) deliver to Mortgagee, promptly upon request by Mortgagee, all security deposits held by Grantor pursuant to the terms of the Leases, which Mortgagee shall hold and disburse in accordance with the terms of the Leases; (viii) execute and deliver at the request of Mortgagee all such further assignments and other documents, instruments and assurances with respect to the Leases, Rents and Premises as Mortgagee shall from time to time require in order to effectuate the purposes of this Article; and (ix) deliver other records and instruments, including but not limited to rent rolls and books of account, that Mortgagee shall from time to time require.

2.5 This is a present, absolute, effective, irrevocable and completed assignment by Grantor to Mortgagee of the Leases and Rents and of the right to collect and apply the same, which is not contingent upon Mortgagee being in possession of the Premises. However, so long as there exists no Event of Default, Grantor shall have a conditional license to collect, but not more than one (1) month in advance, all Rents from the Premises, in trust for Mortgagee, and to use the same for payment of Impositions, insurance premiums which Grantor is required to pay hereunder or under the other Loan Documents, all amounts owing to Mortgagee under the Note and the other Loan Documents, and all other costs and expenses relating to the Premises which Grantor is required to pay under the Loan Documents, as and when due, before using said Rents for any other purpose.

2.6 Upon or at any time after the occurrence of an Event of Default, or if any representation or warranty made by Grantor to Mortgagee in connection with the loan evidenced by the Note is untrue in any material respect, Mortgagee may, at its option, but without obligation to do so, without notice to or consent of Grantor, either in person or by agent, without regard for the adequacy of the security for the indebtedness secured hereby, the commission of waste or the solvency of Grantor, with or without bringing any action or proceeding, or by a receiver or trustee to be appointed by a court, enter upon, take possession of, maintain, manage and operate the Premises, make, execute, enforce, modify, alter, cancel and accept the surrender of Leases (whether or not the same extend beyond the term of this Mortgage), obtain or evict tenants, fix or modify Rents, refund and collect security deposits, and do any acts which Mortgagee deems proper to protect the security hereof, and either with or without taking possession of the Premises, in its own name or in the name of Grantor, sue for or otherwise demand, collect, receive, and give receipts for all Rents, and apply the same upon the costs of collection thereof, including the fees and costs of agents and attorneys employed by Mortgagee; upon the costs of managing, operating and leasing the Premises, including taxes, insurance, maintenance, repairs, improvements, the fees of professional managing agents, architects, engineers and appraisers, license and permit fees, leasing fees and commissions, and Mortgagee’s out-of-pocket expenses; and upon any indebtedness secured hereby, in such order as Mortgagee may determine, subject to applicable statutory requirements, if any. Mortgagee or such a receiver shall be entitled to remain in possession of the Premises and to collect the Rents throughout any statutory period of redemption from a foreclosure sale. The entering upon and taking possession of the Premises, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any Event of Default, or invalidate any act done pursuant to such Event of Default or notice of default. Mortgagee may, without entering into possession or pursuing any other remedy as provided in this section or at law or in equity, or in conjunction with such possession or pursuit of other remedy, give notice to any or all lessees authorizing and directing said lessees to pay Rents directly to Mortgagee. If a lessee receives such a notice, Grantor hereby directs such lessee to make payment pursuant thereto, and it shall be conclusively presumed, as between Grantor and such lessee, that such lessee is obligated and entitled to make such payment to Mortgagee, and that such payment constitutes payment of Rents under the Lease in question. Such notice may be given either in Mortgagee’s or in Grantor’s name. Grantor shall in every way facilitate the payment of Rents to Mortgagee, when Mortgagee has the right to receive the same hereunder. Mortgagee shall be accountable only for Rents actually collected hereunder and not for the rental value of the Premises. Mortgagee shall not be liable for any security deposit made by any lessee unless and until Mortgagee comes into actual, physical possession and control thereof. Failure of Mortgagee to collect, or discontinuance by Mortgagee from collecting, at any time, and from time to time, any Rents, shall not in any manner affect the rights of Mortgagee to thereafter collect the same.

2.7 Mortgagee shall have the right to take possession of and use, without rental or charge, any fixtures, equipment, furniture, appliances, personal property, books of account and records of Grantor or its agents located in or constituting a part of the Premises in connection with Mortgagee’s occupancy, management and operation of the Premises. Mortgagee shall be deemed to be the creditor of any lessee in respect of any assignment for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor-relief proceeding affecting such lessee; provided, however, that Mortgagee shall not be obligated to file timely claims in such proceedings or to otherwise pursue any creditor’s rights therein.

2.8 Grantor shall, at Grantor’s sole cost and expense, appear in and defend any dispute, action or proceeding arising under, growing out of or in any manner connected with or affecting any of the Leases or the obligations, duties or liabilities of Grantor or any lessee thereunder, and shall pay all costs and expenses of Mortgagee, including attorneys’ fees (prior to trial, at trial and on appeal), in connection with any such dispute, action or proceeding in which Mortgagee may appear or with respect to which it may otherwise incur costs or expenses, whether or not Mortgagee prevails therein.

2.9 Should Grantor fail to make any payment or to do any act as herein provided, then Mortgagee may, but without obligation to do so, without notice or demand to or upon Grantor, and without releasing Grantor from any obligation hereof, make or do the same in such manner and to such extent as Mortgagee may deem necessary or desirable to protect the security hereof, including specifically, without limiting its general powers, appearing in and defending any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee, and observing, performing and discharging all or any of the obligations, covenants and agreements of Grantor in the Leases. In exercising any such powers, Mortgagee may pay its costs and expenses, employ counsel and incur and pay attorneys’ fees (prior to trial, at trial and on appeal), and shall receive reimbursement thereof from Grantor upon demand. Grantor hereby grants to Mortgagee an irrevocable power of attorney, coupled with an interest, to perform all of the acts and things provided for in this Article as Grantor’s agent and in Grantor’s name.

2.10 Grantor agrees to reimburse Mortgagee, upon demand, for all sums expended by Mortgagee under the authority hereof, together with interest thereon at the Default Rate specified in the Note from the date expended, and the same shall be added to the indebtedness evidenced by the Note and shall be secured by this Mortgage.

2.11 MORTGAGEE SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY GRANTOR RESULTING FROM MORTGAGEE’S FAILURE TO LET THE PREMISES, OR ANY PART THEREOF, OR FROM ANY OTHER ACT OR OMISSION OF MORTGAGEE UNDER OR RELATING TO THE LEASES (REGARDLESS OF WHETHER SUCH LOSS IS THE RESULT OF MORTGAGEE’S NEGLIGENCE) UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF MORTGAGEE, NOR SHALL MORTGAGEE BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY UNDER THE LEASES BY REASON OF THIS INSTRUMENT OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER. Mortgagee shall not be liable for its failure to collect, or its failure to exercise diligence in the collection of, Rents under the Leases, but shall be accountable only for Rents that Mortgagee actually receives. Grantor will indemnify and hold harmless Mortgagee (for purposes of this paragraph, the term “Mortgagee” shall include the directors, officers, partners, employees and agents of Mortgagee and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Mortgagee) from and against, and reimburse Mortgagee for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred under the Leases by reason of this instrument or the exercise of rights or remedies hereunder, or which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases, including specifically any obligation or responsibility for any security deposits or other deposits delivered to Grantor by any lessee under any Lease and not assigned and delivered to Mortgagee. THE RELEASES AND INDEMNITIES CONTAINED IN THIS PARAGRAPH SHALL INCLUDE CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) RESULTING FROM THE NEGLIGENCE OF MORTGAGEE OR ANY STRICT LIABILITY, BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF MORTGAGEE. The foregoing releases and indemnities shall not terminate upon release or other termination of the assignment pursuant to this paragraph. Any amount to be paid under this paragraph by Grantor to Mortgagee shall be a demand obligation owing by Grantor to Mortgagee, shall bear interest from the date such amount becomes due until paid at the Default Rate stated in the Note, and shall be secured by this Mortgage and by any other instrument securing the Note. The assignment pursuant to this paragraph shall not operate to place responsibility upon Mortgagee for the control, care, management or repair of the Premises, nor for the carrying out of any of the terms and conditions of the Leases; nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Premises by the tenants or by any other parties or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in loss or injury or death to any tenant, licensee, employee or stranger. Mortgagee shall not be deemed to be a partner of, or a joint venturer with, Grantor with respect to the Premises or to be a participant of any kind in the management or operation of the Premises. Neither this assignment, nor the exercise by Mortgagee of its rights hereunder, shall be deemed to constitute Mortgagee a mortgagee in possession of the Premises, unless Mortgagee elects in writing to be so constituted.

2.12 The assignment pursuant to this Article is primary in nature to the obligation evidenced and secured by the Note, this Mortgage and any other document given to secure and collateralize the indebtedness secured by this Mortgage. Grantor agrees that Mortgagee may enforce this assignment without first resorting to or exhausting any other security or collateral; provided however, that nothing herein contained shall prevent Mortgagee from suing on the Note, foreclosing this Mortgage and/or exercising any other right under any document securing the payment of the Note or at law or equity.

2.13 In the event any lessee under the Leases should be the subject of any proceeding under the Federal Bankruptcy Code or any other federal, state or local statute which provides for the possible termination or rejection of any of the Leases assigned hereby, Grantor covenants and agrees that if any Lease is so rejected, no settlement for damages shall be made without the prior written consent of Mortgagee, and any check in payment of damages for rejection of any such Lease will be made payable to both Grantor and Mortgagee. Grantor hereby assigns any such payment to Mortgagee and further covenants and agrees that upon the request of Mortgagee, it will duly endorse to the order of Mortgagee any such check, the proceeds of which will be applied to the Note and other indebtedness secured by this Mortgage, principal, interest, attorneys’ and collection fees and other amounts, in such order as Mortgagee in its sole discretion may determine.

2.14 Nothing contained herein and no act done or omitted by Mortgagee pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by Mortgagee of its rights and remedies under the Note or a waiver or curing of any default hereunder or under the Note, and the assignment pursuant to this Article is made and accepted without prejudice to any of the rights and remedies possessed by Mortgagee under the terms of the Note. The right of Mortgagee to collect said principal sum, interest and indebtedness and to enforce any other security therefor held by it may be exercised by Mortgagee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

2.15 Notwithstanding (a) the fact that any Lease or the leasehold estate created thereby may be held, directly or indirectly, by or for the account of any person or entity which shall have an interest in the fee estate of the Premises, (b) the operation of law or (c) any other event, lessee’s leasehold estate under such Lease shall not merge into the fee estate and the lessee shall remain obligated under such lease as assigned by this assignment.

ARTICLE III
REMEDIES UPON DEFAULT

3.1 Events of Default. Upon written notice to Grantor, any of the following events will constitute an event of default hereunder (an “Event of Default”):

(a) default in the payment of principal or interest as provided under the terms of the Note or the Loan Agreement, which is not cured within any applicable notice and cure period, if any, provided in the Note or the Loan Agreement with respect to such default; or

(b) a breach by Grantor of any representation, warranty or covenant in this Mortgage which is not cured within any applicable notice and cure period, if any, provided in the Loan Agreement with respect to such breach; or

(c) the occurrence and continuance of any other Event of Default (i.e., not described in (a) or (b) above), as defined in any of the other Loan Documents.

3.2 Acceleration Upon Default, Additional Remedies. Upon the occurrence of an Event of Default, Mortgagee may, at its option, declare all indebtedness secured hereby to be immediately due and payable without presentment, demand, protest or notice of any kind. Thereafter Mortgagee may:

(a) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Mortgaged Property, or any part thereof, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Mortgaged Property, or any part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Mortgaged Property, sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including, without limitation, attorneys’ fees, upon any indebtedness secured hereby, all in such order as Mortgagee may determine. The entering upon and taking possession of the Mortgaged Property, the collection of such Rents, and the application thereof as aforesaid, will not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of all or any portion of the Mortgaged Property or the collection, receipt and application of Rents, Mortgagee will be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence of any Event of Default, including the right to exercise the power of sale;

(b) Commence an action to foreclose this Mortgage as a mortgage, appoint a receiver, or specifically enforce any of the covenants hereof; or

(c) Exercise all other rights and remedies provided herein, in any Loan Document or other document or agreement now or hereafter securing all or any portion of the obligations secured hereby, or by law.

3.3 Power of Sale and Amplification of Foreclosure Remedies. Without in any way limiting the other provisions of this Mortgage, but in addition thereto and in amplification thereof, Grantor hereby confers on Mortgagee the power to sell the Mortgaged Property, and the interests of persons therein, upon the occurrence and during the continuation of any event of default hereunder, in the manner and pursuant to the procedures set forth in the Oklahoma Power of Sale Mortgage Foreclosure Act, 46 O.S. §§ 40-49 (the “Act”), as said Act may be amended from time to time, or pursuant to other applicable statutory or judicial authority. Such power of sale shall be exercised by giving the Mortgagor Notice of Intent to Foreclose by Power of Sale and setting forth, among other things, the nature of the breach(es) or default(s) and the action required to effect a cure thereof and the time period within which such cure may be effected, all in compliance with and as may be required by the Act or other applicable statutory authority. If no cure of such event of default is effected within the time period set forth in the Act, Mortgagee may accelerate the indebtedness secured hereby without further notice (the aforementioned statutory cure period to run concurrently with any contractual provision for notice before acceleration of debt) and may then proceed in the manner and subject to the conditions of the Act or other statutory authority to send to Mortgagor and other necessary parties a notice of sale and may sell and convey the Mortgaged Property in accordance with the Act or other statutory authority. The sale shall be made at one or more sales, as an entirety or in parcels, upon such notice, at such time and places, subject to all conditions and with the proceeds thereof to be applied all as provided in said Act or other applicable statutory authority. Mortgagee may enforce this Mortgage by exercising said power of sale or, at the option of Mortgagee, by judicial foreclosure proceedings as provided by law. No action of Mortgagee based upon the provisions contained in this Mortgage or in the Act, including, without limitation, the giving of the notice of intent to foreclose by power of sale or the notice of sale, shall constitute an election of remedies which would preclude Mortgagee from accelerating the indebtedness secured hereby and pursuing judicial foreclosure before or at any time after commencement of the power of sale foreclosure procedure. If Mortgagee institutes judicial proceedings to enforce this Mortgage, Grantor, to the fullest extent permitted by law, hereby waives or does not waive, at the sole option of Mortgagee, appraisement of the Mortgaged Property, said option to be exercised by Mortgagee at the time judgment is rendered or at any time prior thereto. Grantor fully understands the consequences of conferring on Mortgagee the above-described power of sale, and if Mortgagee elects to enforce this Mortgage by exercising said power of sale, Grantor hereby expressly waives, to the fullest extent permitted by law, any right to a judicial hearing prior to the sale of the Mortgaged Property. As often as any proceedings may be taken to foreclose this Mortgage, whether pursuant to the power of sale or by judicial proceedings, or to foreclose the security interest which has been granted to Mortgagee, Grantor agrees to pay to Mortgagee, in addition to all other sums due, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Mortgagee. Without regard to Mortgagee’s election of nonjudicial power of sale foreclosure or judicial foreclosure, Mortgagee shall be entitled to appointment of a receiver by any court of competent jurisdiction.

3.4 Appointment of Receiver. Upon the occurrence of an Event of Default, Mortgagee, as a matter of right and without notice to Grantor or anyone claiming under Grantor, and without regard to the then value of the Mortgaged Property or the adequacy of any security for the obligations then secured hereby, will have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Mortgaged Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers will have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided herein and in the Loan Agreement and will continue as such and exercise all such powers until the later of (i) the date of confirmation of sale of the Mortgaged Property; (ii) the disbursement of all proceeds of the Mortgaged Property collected by such receiver and the payment of all expenses incurred in connection therewith; or (iii) the termination of such receivership with the consent of Mortgagee or pursuant to an order of a court of competent jurisdiction.

3.5 Remedies Not Exclusive. Mortgagee is entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Mortgage or under any Loan Document or other agreement or any laws now or hereafter in force, notwithstanding some or all of the said indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement whether by court action or pursuant to the power of sale or other powers herein contained, will prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee is entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each is cumulative and is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee and Mortgagee may pursue inconsistent remedies.

3.6 Request for Notice. Grantor hereby requests a copy of any notice of default and that any notice of sale hereunder be mailed to it at the address set forth in Section 5.5 of this Mortgage.

ARTICLE IV
SECURITY AGREEMENT

4.1 Creation of Security Interest. Grantor hereby grants to Mortgagee a security interest in and to any and all the Collateral to secure Grantor’s obligations hereunder and under the other Loan Documents.

4.2 Representations, Warranties and Covenants of Grantor. Grantor hereby represents, warrants and covenants (which representations, warranties and covenants will survive creation of any indebtedness of Grantor to Mortgagee and any extension of credit thereunder) as follows:

(a) The Personal Property is not used or bought for personal, family or household purposes.

(b) The tangible portion of the Personal Property will be kept on or at the Premises; and Grantor shall not, without the prior written consent of Mortgagee, remove the Personal Property or any portion thereof therefrom except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which will be promptly replaced by Grantor with similar items of comparable value.

(c) At the request of Mortgagee, Grantor shall join Mortgagee in executing one or more financing statements and fixture filings pursuant to the Uniform Commercial Code of Oklahoma as in effect in the State of Oklahoma (“Uniform Commercial Code”), in form satisfactory to Mortgagee and shall pay the cost of recording and filing the same in all public offices wherever recording or filing is deemed by Mortgagee to be necessary or desirable.

(d) Grantor’s principal place of business is in the State of California at 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705. Grantor does not do business under any trade name except as previously disclosed in writing to Mortgagee. Grantor shall immediately notify Mortgagee in writing of any change in its place of business or the adoption or change of any trade name or fictitious business name and shall, upon request of Mortgagee, execute any additional financing statements or other certificates necessary to reflect the adoption or change in trade name or fictitious business name.

(e) Grantor shall immediately notify Mortgagee of any claim against the Personal Property adverse to the interest of Mortgagee therein.

4.3 Use of Personal Property by Grantor. Until the occurrence and during the continuance of an Event of Default, Grantor may have possession of the Personal Property and use it in any lawful manner not inconsistent with this Mortgage and not inconsistent with any policy of insurance thereon.

4.4 Remedies Upon an Event of Default.

(a) In addition to the remedies provided in Section 3.2, upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at its option, do any one or more of the following:

(i) Either personally, or by means of a court appointed receiver, take possession of all or any of the Personal Property and exclude therefrom Grantor and all others claiming under Grantor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Grantor with respect to the Personal Property or any part thereof. In the event Mortgagee demands or attempts to take possession of the Personal Property in the exercise of any rights under this Mortgage, Grantor agrees to promptly turn over and deliver possession thereof to Mortgagee;

(ii) Without notice to or demand upon Grantor, make such payments and do such acts as Mortgagee may deem necessary to protect its security interest in the Personal Property (including, without limitation, paying, purchasing, contesting or compromising any lien or encumbrance, whether superior or inferior to such security interest) and in exercising any such powers or authority to pay all expenses (including, without limitation, litigation costs and reasonable attorneys’ fees) incurred in connection therewith;

(iii) Require Grantor from time to time to assemble the Personal Property, or any portion thereof, at a place designated by Mortgagee and reasonably convenient to both parties, and promptly deliver such Personal Property to Mortgagee or an agent or representative designated by Mortgagee. Mortgagee and its agents and representatives have the right to enter upon any or all of Grantor’s premises and property to exercise Mortgagee’s rights hereunder;

(iv) Realize upon the Personal Property or any part thereof as herein provided or in any manner permitted by law and exercise any and all of the other rights and remedies conferred upon Mortgagee by this Mortgage, by any other Loan Document or by law, either concurrently or in such order as Mortgagee may determine. Without limiting the generality of the foregoing, Mortgagee may proceed, in any sequence, (i) to exercise its rights under Section 3.2 and Section 3.3 with respect to all or any portion of the Mortgaged Property and all or any portion of the Personal Property, (ii) to exercise its rights under this Section 4.4 with respect to all or any portion of the Personal Property, and (iii) to exercise its rights under the provisions of Section 9-604 of the Uniform Commercial Code;

(v) Sell or cause to be sold in such order as Mortgagee may determine, as a whole or in such parcels as Mortgagee may determine, the Personal Property and the remainder of the Mortgaged Property;

(vi) Sell, lease or otherwise dispose of the Personal Property at public sale, upon terms and in such manner as Mortgagee may determine. Mortgagee may be a purchaser at any sale; and

(vii) Exercise any remedies of a secured party under the Uniform Commercial Code or any other applicable law.

(b) Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee shall give Grantor at least five (5) days’ prior written notice of the time and place of any public sale of the Personal Property or other intended disposition thereof to be made. Such notice may be mailed to Grantor at the address set forth in Section 5.5.

(c) The proceeds of any sale under Section 4.4(a) will be applied as follows:

(i) To the repayment of the reasonable costs and expenses of taking, holding and preparing for the sale and the selling of the Personal Property (including, without limitation, costs of litigation and attorneys’ fees) and the discharge of all Impositions, liens and encumbrances, and claims thereof, if any, on the Personal Property prior to the security interest granted herein (except any Impositions or liens and encumbrances subject to which such sale has been made);

(ii) To the payment of all indebtedness and obligations owing to Mortgagee under the Note and other Loan Documents, all Swap Contracts and all other obligations that are secured by this Mortgage, in such order as Mortgagee determines; and

(iii) The surplus, if any, will be paid to Grantor or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(d) Mortgagee has the right to enforce one or more remedies under this Section 4.4 successively or concurrently; and such action will not operate to estop or prevent Mortgagee from pursuing any further remedy that it may have. Any repossession or retaking or sale of the Personal Property pursuant to the provisions hereof will not operate to release Grantor until full payment of any deficiency has been made in cash.

4.5 Security Agreement. This Mortgage constitutes and is deemed to be a “security agreement” for all purposes of the Uniform Commercial Code; and Mortgagee is entitled to all the rights and remedies of a “secured party” under the Uniform Commercial Code.

4.6 Financing Statement and Fixture Filing. This Mortgage is intended to be and constitutes a fixture filing pursuant to the provisions of the Uniform Commercial Code with respect to all fixtures included within the Mortgaged Property and is being recorded as a fixture financing statement and filing under the Uniform Commercial Code, and covers property, goods and equipment which are or are to become fixtures related to the Premises. Grantor covenants and agrees that this Mortgage is to be filed in the real estate records of the county where the Premises is located and shall also operate from the date of such filing as a fixture filing in accordance with Subsections 9-502(b) and (c) and other applicable provisions of the Uniform Commercial Code. This Mortgage shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to the Uniform Commercial Code, as amended, and is to be filed for record in the real estate records of the county where the Premises is situated. Grantor shall be deemed to be the “debtor” and Mortgagee shall be deemed to be the “secured party” for all purposes under the Uniform Commercial Code. The full name of Grantor and Grantor’s type of organization, and the full name of Mortgagee and Mortgagee’s type of organization, are set forth on the signature page of this Mortgage. The mailing address of Grantor and Mortgagee are set forth in Section 5.5 (Notices) below. Grantor is the record owner of the Premises. Grantor grants to Mortgagee a security interest in all existing and future goods which are now or in the future become fixtures relating to the Premises and the proceeds thereof, including, without limitation, the goods and proceeds thereof described in Exhibit B. Grantor hereby authorizes Mortgagee to file any financing statement or financing statement amendment covering the Personal Property or relating to the security interest created herein without the signature of Grantor, as debtor. Grantor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements as Mortgagee may require. Without the prior written consent of Mortgagee, Grantor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in such items, including replacements and additions thereto. Upon the occurrence and during the continuance of an Event of Default, Mortgagee will have the remedies of a secured party under the Uniform Commercial Code and, at Mortgagee’s option, may also invoke the other remedies provided in this Mortgage.

4.7 Filings to Perfect Security. Mortgagee may (and is hereby authorized to) file with any filing office such financing statements, amendments, addenda, continuations, terminations, assignments and other records (whether or not executed by Grantor) as Mortgagee may deem necessary in its sole discretion to perfect and to maintain perfected security interests in the Collateral. Such documents may designate Mortgagee as the secured party and Grantor as the debtor, identify Mortgagee’s security interest in the Personal Property, and contain any other items required by law or deemed necessary by Mortgagee. Upon Mortgagee’s request, Grantor shall execute any such documents (whether or not required by law). Any such filings made by Mortgagee prior to Grantor’s execution of this Agreement are hereby authorized, ratified and confirmed by Grantor. Grantor shall pay to Mortgagee on demand any reasonable out-of-pocket expenses incurred by Grantor in connection with the preparation, execution and filing of any such filings.

ARTICLE V
MISCELLANEOUS

5.1 Amendments. This instrument cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

5.2 Grantor Waiver of Rights. Grantor waives to the extent permitted by law, (i) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Mortgaged Property, (ii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created, and (iii) all rights and remedies which Grantor may have or be able to assert by reason of the laws of the State of Oklahoma pertaining to the rights and remedies of sureties. Without limiting the generality of the foregoing, Grantor waives, to the extent permitted by law, all rights to direct the order in which any of the Mortgaged Property will be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property or any other property now or hereafter constituting security for the indebtedness secured hereby marshaled upon any foreclosure of this Mortgage or of any other security for any of such indebtedness.

5.3 Statements by Grantor. Grantor shall, within ten (10) days after written notice thereof from Mortgagee, deliver to Mortgagee a written statement stating, to the best of Grantor’s knowledge, the unpaid principal of and interest on the Note and any other amounts secured by this Mortgage and stating whether any offset or defense exists against such principal and interest, provided, however, that Grantor shall not be obligated to do so more than once a quarter.

5.4 Loan Statement Fees. Grantor shall pay the amount reasonably demanded by Mortgagee or its authorized loan servicing agent for any statement regarding the obligations secured hereby; which amount, if any, shall be Mortgagee’s or its authorized loan servicing agent’s standard fee charged to similar borrowers; provided, however, that such amount may not exceed the maximum amount allowed by law at the time request for the statement is made.

5.5 Notices. All notices, requests and demands to be made hereunder to the parties hereto must be in writing and must be delivered to the applicable address stated below by any of the following means: (a) personal service; (b) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or (c) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof will be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to subsection (c) will be deemed received three (3) days following deposit in the mail.

To Mortgagee:	U.S. Bank National Association 4100 Newport Place, Suite 900 Newport Beach, California 92660 Attention: Loan Administration Telephone: (949) 863-2395 Facsimile: (949) 863-2374
To Grantor:	G&E HC REIT II Lawton MOB Portfolio, LLC 1551 North Tustin Avenue, Suite 300 Santa Ana, California 92705 Attn: Danny Prosky Telephone: (714) 975-2315 Facsimile: (714) 667-0611
With a copy to:	Gregory Kaplan, PLC 7 East Second Street Richmond, Virginia 23224 Attention: Joseph J. McQuade, Esq.

5.6 [Intentionally Deleted]

5.7 Captions. The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not a part of this Mortgage.

5.8 Invalidity of Certain Provisions. Every provision of this Mortgage is intended to be severable. If any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity will not affect the balance of the terms and provisions hereof, which terms and provisions will remain binding and enforceable. If the lien of this Mortgage is invalid or unenforceable as to any part of the debt, or if such lien is invalid or unenforceable as to any part of the Mortgaged Property, the unsecured or partially unsecured portion of the debt must be completely paid prior to the payment of the remaining secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, will be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Mortgage.

5.9 Subrogation. To the extent that proceeds of the Note are used to pay any outstanding lien, charge or prior encumbrance against the Mortgaged Property, such proceeds have been or will be advanced by Mortgagee at Grantor’s request and Mortgagee will be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.

5.10 Attorneys’ Fees. If the Note is not paid when due or if any Event of Default occurs, Grantor promises to pay all costs of enforcement and collection, including but not limited to, reasonable attorneys’ fees, whether or not such enforcement and collection includes the filing of a lawsuit.

5.11 GOVERNING LAW. THIS MORTGAGE IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OKLAHOMA.

5.12 Joint and Several Obligations. Should this Mortgage be signed by more than one party, all obligations herein contained will be deemed to be the joint and several obligations of each party executing this Mortgage. Any married person signing this Mortgage agrees that recourse may be had against community assets and against his separate property for the satisfaction of all obligations contained herein.

5.13 Interpretation. In this Mortgage the singular includes the plural and the masculine includes the feminine and neuter and vice versa, if the context so requires.

5.14 Payment of Mortgage Tax. Without in any way limiting the generality of other provisions of the Loan Documents relating to the payment of taxes, charges, recording fees and the like, Grantor shall pay the Oklahoma Real Estate Mortgage Tax which is required to be paid as a prerequisite to the recording of this Mortgage.

5.15 Counterparts. This document may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts together constitute a single document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document, which may be recorded.

5.16 Debtor-Creditor Relationship. Nothing contained herein or in any Loan Document will be deemed to create or construed to create a partnership, joint venture or any relationship other than that of debtor-creditor. Grantor and Mortgagee expressly disclaim any intent to create a partnership or joint venture pursuant to this Mortgage, any other Loan Document, or any other document related hereto or thereto.

5.17 Nonforeign Entity. Section 1445 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Mortgagee that the withholding of tax will not be required in the event of the disposition of the Mortgaged Property pursuant to the terms of this Mortgage, Grantor hereby certifies, under penalty of perjury, that:

(a) Grantor is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder; and

(b) Grantor’s U.S. employer identification number is 27-4062394.

(c) Grantor’s principal place of business is Orange County, California; and

(d) Grantor is duly qualified to do business in Oklahoma.

It is understood that Mortgagee may disclose the contents of this certification to the Internal Revenue Service and the Oklahoma Tax Commission and that any false statement contained herein could be punished by fine, imprisonment or both. Grantor covenants and agrees to execute such further certificates, which must be signed under penalty of perjury, as Mortgagee reasonably requires. The covenant set forth herein will survive the foreclosure of the lien of this Mortgage or acceptance of a deed in lieu thereof.

5.18 Exhibits and Rider. This Mortgage is supplemented by an Exhibit A (Description of Land), an Exhibit B (Description of Ground Lease), an Exhibit C (Personal Property), an Exhibit D (Description of Declarations of Reciprocal Easements) and a Rider to Mortgage (Ground Leasehold Provisions), each of which is hereby incorporated into this Mortgage.

[Signatures on Following Page]

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE GRANTOR UNDER THIS MORTGAGE.

IN WITNESS WHEREOF, Grantor has executed this Mortgage as of the day and year first above written.

“GRANTOR”

G&E HC REIT II LAWTON MOB PORTFOLIO, LLC,

a Delaware limited liability company

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership
Its Sole Member as Manager

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation
Its General Partner

By: /s/ Danny Prosky
Danny Prosky
Its President

ACKNOWLEDGMENTS

STATE OF CALIFORNIA COUNTY OF ORANGE	) ) )

On December 23, 2010, before me, P.C. Han, a Notary Public, personally appeared Danny Prosky who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature: /s/ P.C. Han